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                                                                    EXHIBIT 10.3


                              275 MIDDLEFIELD ROAD
                             MENLO PARK, CALIFORNIA
                          SUBLEASE PORTION OF PREMISES

HELLER EHRMAN WHITE & McAULIFFE LLP a California limited liability partnership (with its successors called "HEW&M"), and CORCEPT THERAPEUTICS INCORPORATED, a Delaware Corporation (called "Subtenant"), agree to the following terms of this Sublease ("Sublease") effective as of January 1, 2001.

1.   SUMMARY AND DEFINITIONS: The following definitions apply in this
     -----------------------
Sublease:

     1.1  Base Rent: The amount provided in Exhibit A, which amount shall be
          ---------
payable monthly, in advance, on the first day of every month during the Term of this Sublease, commencing on the Commencement Date.

     1.2  Additional Rent: Commencing on the Commencement Date, and in addition
          ---------------
to the monthly installments of Base Rent, an amount equal to:

               (i) Subtenant's Proportionate Share of any and all "Additional Rent" (as defined in the Master Lease) which HEW&M pays or becomes obligated to pay to Master Landlord or otherwise incurs under the provisions of the Master Lease (including all amounts and obligations referenced in Section 3.D of the Master Lease) with respect to such portion of the term of the Master Lease which occurs during the Term of this Sublease (and including any adjustment to the same that may occur during any annual reconciliation by Master Landlord of the estimated payments of Additional Rent against the actual amounts of such Additional Rent obligations); plus

               (ii) Subtenant's Proportionate Share of HEW&M's previously incurred tenant improvement costs for the portion of the Building currently leased by HEW&M (which tenant improvement cost amount is agreed by the parties to equate to $0.723 per rentable square foot per month).

     1.3  Broker: None.
          ------

     1.4  Building: The Building located at 275 Middlefield Road, Menlo Park,
          --------
CA. 94025-3506.

     1.5  Commencement Date: As defined in the definition of Term below.
          -----------------

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     1.6  Landlord's Address:
          ------------------

                       Heller Ehrman White & McAuliffe LLP
                       275 Middlefield Road
                       Menlo Park, CA 94025-3506
                       Attn: Director of Administration

                       with a copy any notices of default or election to terminate the Sublease to:

                       Heller Ehrman White & McAuliffe LLP
                       333 Bush Street. Suite 3100
                       San Francisco, CA. 94104-2878
                       Attn: Managing Director

     1.7  Master Lease: That certain Lease Agreement between HEW&M as Tenant and
          ------------
Middlefield Park, a California general partnership, as Master Landlord dated October 19, 1998, as amended to date and as it may be hereafter amended, a copy of which is available to Subtenant at HEW&M's Menlo Park office.

     1.8  Master Landlord: Middlefield Park
          ---------------

     1.9  Premises: The following spaces as depicted on Exhibit A attached
          --------
hereto together with the furniture and furnishings described on Exhibit A-1:

          Offices:    041.1B, 040.1B, 039.1B, 038.1B, 037.1B, 036.1B, 035.1B,
                      084.1B, 083.1B, 080.1B, 075.1B

          Work Rooms: None
          Secretarial Stations (and file storage): 082.1B, 081.1B, 078.1B Conference Rooms (non-exclusive, as available): All

     1.10 Prime Rate: means the rate of interest published in the "Money Rates"
          ----------
column of Wall Street Journal as the Prime Rate, as such rate may change from time to time (or, if such rate is no longer published in the Wall Street Journal, such reasonable substitute as HEW&M may select).

     1.11 Proportionate Share: The percentage calculated by dividing the
          -------------------
rentable square footage of the Premises (as set forth on Exhibit A) by the current rentable square footage of the portion of the Building currently being leased by HEW&M (to wit: 84,378 rentable square feet).

     1.12 Security Deposit: None
          ----------------


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     1.13 Sublease: This Agreement, as defined in the caption to this Agreement.
          --------
This Sublease is acknowledged to be subject and subordinate to the Master Lease, and all of Subtenant's right to possession are subject to all of the terms and conditions of the Master Lease and Subtenant shall in its occupancy and use of the Premises, comply with all of the terms and conditions of the Master Lease applicable to HEW&M and the use and occupancy of the Premises. If this Sublease or any actions proposed to be taken by Subtenant should at any time require the consent of the Master Landlord under the Master Lease, Subtenant agrees that it will cooperate with HEW&M in seeking to obtain such consent.

     1.14 Subtenant's Address:  275 Middlefield Road
          -------------------   Menlo Park, CA 94025
                                Attn: Mr. Mark Strem

     1.15 Term: The Term shall commence on January 1, 2001, (the "Commencement
          ----
Date"), and end on the later of (i) December 31, 2003 or (ii) such date which is stated in a notice from either HEW&M or Subtenant to the other (a "Termination Notice"), notifying such other party of the election to terminate this Lease on the termination date stated in such Termination Notice which termination date must be at least one hundred eighty (180) days after the date of such Termination Notice and no earlier than December 31, 2003 (to the effect that the Term of this Lease shall automatically continue on and after December 31, 2003 until such termination date as is ultimately set forth in a subsequent Termination Notice, unless at least one hundred eighty days prior to December 31, 2003, either HEW&M or Subtenant gives to the other a Termination Notice providing for the termination of this Sublease on December 31, 2003). Notwithstanding the foregoing, the Term hereof shall automatically terminate upon any early termination of the term of the Master Lease (unless Master Landlord elects in its sole discretion to have this Sublease continue in effect as a direct Lease with Master Landlord), or upon any election of HEW&M or Subtenant to terminate this Sublease pursuant to any express provisions of this Sublease providing for the same.

     1.16 Use:  The Premises shall be used and occupied only for the purpose of
          ---
general office use and for no other purpose whatsoever.

2.   DEMISE.  HEW&M hereby subleases the Premises to Subtenant and Subtenant
     ------
subleases the same from HEW&M, for the Term, upon and subject to all of the terms and conditions of this Sublease.

3.   ACCEPTANCE OF PREMISES.  By taking possession of the Premises, Subtenant
     ----------------------
shall conclusively evidence that the Premises are fully completed and are suitable for Subtenant's purposes, that the Building and the Premises are in good and satisfactory condition, and that Subtenant waives any defect therein.

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4.   RENT AND ADDITIONAL CHARGES. From the Commencement Date and throughout the
     ---------------------------
Term, Subtenant shall pay to HEW&M, without prior notice, demand, offset or deduction, on a monthly basis, in advance, on the first day of each calendar month during the Term, (i) the Base Rent and (ii) the Additional Rent, applicable to such calendar month. If any Additional Rent or other charges under this Sublease, are billed by HEW&M to Subtenant, such amounts shall be paid within twenty (20) days after the receipt of an invoice by Subtenant from HEW&M. The obligation of Subtenant under this Paragraph to pay the Base Rent and Additional Rent (including any reconciliation by Master Landlord of any Additional Rent occurring after the Term of this Sublease), shall survive the expiration or earlier termination of the Term of this Sublease.

5.   SERVICES PROVIDED BY HEW&M. If Subtenant is not in default under this
     --------------------------
Sublease, HEW&M agrees to furnish or cause to be furnished for the occupied portions of the Premises the utilities and services as described in Exhibit B, subject to the standards set forth therein. HEW&M's obligation to furnish service is subject to the rules and regulations of applicable utilities and of any governmental authority. HEW&M does not warrant that the services provided for in this Paragraph 5 will be free from any irregularity or stoppage. HEW&M shall use due diligence to correct the same, but no such condition or event will create any liability for HEW&M, or constitute an eviction, actual or constructive, of Subtenant, or cause any abatement of the rent payable under this Sublease or relieve Subtenant of its obligations under this Sublease.

     In connection with the services to be provided by HEW&M, Subtenant acknowledges that there is the possibility of error in any clerical functions performed by an employee or subcontractor of HEW&M, including, but not limited to, transmitting faxes, word processing documents, photocopying, and mail room services. HEW&M assumes no responsibility or liability for such errors. Subtenant hereby releases HEW&M from any claims arising from such errors regarding Subtenant's matters and will indemnify and defend HEW&M against any claims brought against HEW&M by third parties as a result of such errors regarding Subtenant's matters. Subtenant agrees that Subtenant shall have no right to damages or offset with respect to the quality or level of services provided. In the event of interruption in services, HEW&M shall have no obligation to provide Subtenant with alternative accommodations or services.

6.   PHONE  SERVICE.  Subtenant will provide its own voice and data phone lines,
     --------------
which HEW&M will assist in connecting through HEW&M's phone/data wiring to the office space Subtenant uses. Subtenant will pay for its phone service as well as any costs for installation or removal of its phone lines.

     HEW&M shall not be liable in damages or otherwise for any failure or interruption of telephone service being furnished to Subtenant and no such failure or interruption shall entitle Subtenant to terminate this Sublease or shall otherwise affect Subtenant's obligations under this Sublease.

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7.   USE OF PREMISES. Subtenant will use and occupy the Premises only for the
     ---------------
Use set forth in Paragraph 1.16 and no other, using and maintaining the Premises in a careful, sanitary and proper manner. Subtenant will pay for any damage to any part of the Premises or Building caused by any negligence or willful act by Subtenant or Subtenant's employees, agents, contractors or invitees. Subtenant will comply with applicable provisions of the Master Lease and the Building's Rules and Regulations and will not cause anywhere in the Building, or permit in the Premises, (i) any activity or thing contrary to applicable law, ordinance, regulation, restrictive covenant, or insurance regulation; or which is in any way immoral or extra hazardous or could jeopardize the coverage of normal insurance policies or increase their cost; (ii) waste or nuisance, or any activity causing odors perceptible outside the Premises; or (iii) overloading the floors or the structural or mechanical systems of the Building. Subtenant shall not erect or place any item in or upon the areas outside the Premises. Subtenant shall not erect or place any item (including, without limitation, signs) in, upon or visible from the exterior of the Building. Subtenant shall at Subtenant's sole cost and expense faithfully observe and promptly comply with all local, state and federal laws, statutes, ordinances and governmental resolutions, orders, rules, regulations and requirements now in force or which may hereafter be in force with respect to Subtenant's use, occupancy or possession of the Premises and Subtenant's business conducted in the Premises and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Subtenant shall also comply with any covenant, condition or restriction affecting the Building. Notwithstanding the foregoing provisions to the contrary, Subtenant shall not be obligated to perform any physical modifications to the Premises or the Building in order to comply with the above requirements, unless the need for such compliance is caused by (i) Subtenant's particular use of the Premises, as opposed to the general office use permitted under this Sublease or (ii) any alterations made to the Premises by or for Subtenant. Except for ordinary office supplies typically used in the ordinary course of business, Subtenant shall not use, possess, store, handle, generate, release, transport or dispose of any toxic, radioactive or hazardous wastes or materials in, on or about the Premises or the Building. The use of offices or work stations by more than one person (such as part-time use of an office or workstation by more than one person) is not permitted. Subtenant's obligations under this Paragraph 7 will survive termination of this Sublease.

8.   BROKERS. Subtenant warrants that it has had no dealing with any finder,
     -------
broker or agent in connection with this Sublease. Subtenant will indemnify, defend and hold HEW&M harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any other finder, broker or agent based on dealings with Subtenant with respect to this Sublease.

9.   SUBTENANT'S TAXES.  Subtenant shall be liable for and shall pay, before
     -----------------
delinquency, all taxes levied or assessed against or attributable to any personal property

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or trade fixtures in the Premises. If any such taxes or value are included in
HEW&M's taxes, HEW&M may pay them regardless of their validity, and Subtenant upon demand will repay HEW&M.

10.  ALTERATIONS, REPAIRS AND MAINTENANCE.
     ------------------------------------

     10.1 Repairs and Maintenance. Subtenant shall keep the interior of the
          -----------------------
Premises in good condition and repair to the extent that such repairs are made necessary by Subtenant's misuse of the Premises or the willful or negligent act of Subtenant, its employees, agents, contractors or invitees. Upon written request from Subtenant of the need for the same, HEW&M shall use commercially reasonable efforts to enforce the Master Landlord's maintenance obligations in the Premises for the benefit of Subtenant.

     10.2 Alterations. Subtenant will not make or permit any alterations,
          -----------
improvements or additions (including fixtures) to be made in or to the Premises whatsoever. Prior to the expiration of the Term of this Sublease, Subtenant at its sole cost and expense will install floor slab to ceiling slab walls between offices 034.1B - 035.1B and 039.1B - 040.1B. Such walls shall be of the same configuration, wall treatments, fireproofing and soundproofing, and shall include such electrical, telephone, computer and other wiring and cabling, as currently exists with respect to the wall between 037.1B and 038.1B. Such wall installation obligation shall include the responsibility for all associated work arising from such installation, including by way of example, but without limitation, the obligation of cutting the existing ceiling grid and reattaching the ceiling grid to the new walls, replacing any ceiling tiles, and making any required alterations or relocations of HVAC ducts, ceiling lighting fixtures and lighting control switches and sensors.

11.  ENTRY. HEW&M and Master Landlord may enter any part of the Premises at all
     -----
reasonable hours (or in any emergency or suspected emergency, at any hour), to
(a) inspect, test, clean, or make repairs, alterations and additions to the Building or the Premises as Master Landlord or HEW&M believes appropriate, or
(b) provide any service which Master Landlord or HEW&M is now or hereafter obligated to furnish to tenants of the Building, or (c) show the Premises to prospective lenders, purchasers or tenants and, if they are vacated, to prepare them for re-occupancy. Rent will not abate because of Master Landlord's or HEW&M's entry. At Subtenant's sole cost and expense, Subtenant may elect to have locks installed on the doors to the offices comprising the Premises using hardware compatible with the existing door hardware. Any such locks must be approved in advance by HEW&M and, once approved, will be installed by HEW&M at Subtenant's expense. Any such locks shall be keyed so as to operate with the master key for the Premises and HEW&M shall at all times be provided with keys to all doors to or in the Premises.

12.  INDEMNIFICATION AND EXCULPATION. Subtenant will indemnify, defend and hold
     -------------------------------
and save HEW&M and Master Landlord, their affiliates and managing agent and their respective employees, officers, directors, shareholders, partners and agents (each an "Indemnitee") harmless from all fines, suits, losses, costs, expenses, liabilities, claims, demands, actions, damages and judgments (collectively, "Liabilities") suffered by, recovered from or asserted against the Indemnitee, of every kind and character, to the extent arising out of or caused by any breach, violation or nonperformance by Subtenant of any provision of this Sublease, and from injury, death or damage to person or property to the extent arising out of or caused by any act, omission, negligence or misconduct by Subtenant or Subtenant's employees, agents, contractors or invitees (collectively, "Subtenant's Agents"), or in any other way from Subtenant's or Subtenant's Agents' occupancy or use of the Premises or the Building. If any such proceeding is brought against an Indemnitee, Subtenant will retain counsel reasonably satisfactory to HEW&M to defend the Indemnitee at Subtenant's sole cost and expense. All such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Subtenant to HEW&M. Subtenant's obligations under this Paragraph 12 shall survive the expiration or earlier termination of the Term of this Sublease.

13.  INSURANCE. Subtenant, during the term and any other period of occupancy,
     ---------
will at its expense maintain insurance reasonably satisfactory to HEW&M, but in no event less than:

          (a) General Liability insurance with combined single limits not less than $2,000,000.00, for personal injury or death and property damage occurring in or about or related to the use of the Premises.

          (b) Worker's Compensation (as required by state law), and Employer's Liability insurance in the amount of not less than $500,000.00.

     All policies required hereunder will be issued by carriers rated A-XII or better by Best's Key Rating Guide and licensed to do business in the State of California. The policies shall name Master Landlord and HEW&M and any other person or entity that Master Landlord may designate, or HEW&M may reasonably designate, from time to time as additional insureds, with primary coverage non-contributing to any insurance Master Landlord or HEW&M may carry, and shall provide that coverage cannot be canceled or materially changed except upon thirty (30) days prior written notice to HEW&M. At least thirty (30) days prior to expiration of such policies, and promptly upon any other request by HEW&M, Subtenant shall furnish HEW&M with copies of policies, or certificates of insurance, evidencing maintenance and renewal of the required coverage. In the event Subtenant does not maintain said insurance, HEW&M may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Subtenant shall pay to HEW&M as rent the cost of said insurance plus a ten percent (10%) administrative fee.

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14.  NO SUBROGATION. All property insurance policies which either party obtains
     --------------
affecting the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party or Master Landlord. HEW&M and Subtenant waive any rights or recovery against the other for any actually insured injury or loss.

15.  DAMAGE OR DESTRUCTION. If the Premises or any part thereof are damaged by
     ---------------------
fire or other casualty, Subtenant will promptly notify HEW&M.

     15.1 Cancellation of Sublease; Restoration of Building. If the Building or
          -------------------------------------------------
the Premises are damaged by fire or other casualty, HEW&M may terminate this Sublease by so notifying Subtenant within forty-five (45) days after the date the damage occurs or may, if HEW&M so elects, use commercially reasonable efforts to cause Master Landlord to repair such damage as may be necessary to restore the Premises and/or access thereto. HEW&M shall promptly provide Subtenant with a copy of any notice HEW&M receives from Master Landlord under Paragraph 22 of the Master Lease regarding the time period required to repair the Premises or the Building following any damage or destruction. In the event such notice indicates the time required to repair the Premises or any portion of the Building necessary for Subtenant's use, occupancy or access to the Premises will exceed one hundred eighty (180) days, then Subtenant shall have the right to terminate this Sublease by delivery of written notice of such cancellation within ten (10) business days of receipt of such notice regarding the required repair period.

     15.2 Abatement of Rent. HEW&M will allow Subtenant a fair diminution of
          -----------------
rent while and to the extent the Premises are unfit for occupancy due to fire or other casualty. Except as expressly provided to the contrary in this Sublease, this Sublease will not terminate, and Subtenant will not be entitled to damages or to any abatement of rent or other charges, as a result of a fire or other casualty, repair or restoration. The provisions of California Civil Code Sections 1932(2) and 1933(4) which permit termination of a lease upon destruction of Premises, and any other present or future statute that may so permit, are hereby waived by Subtenant.

16.  CONDEMNATION. If all or substantially all of the Building or of the
     ------------
Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Sublease will terminate when physical possession is taken by the condemning authority. If a lesser but material portion of the Building is thus taken or sold (whether or not the Premises are affected thereby), HEW&M may terminate this Sublease by notice to Subtenant within sixty (60) days after the taking or sale, in which event this Sublease will terminate when physical possession of the applicable portion of the Building or the Premises is taken by the condemning authority. If the Sublease is not terminated, rent payable will be reduced by the amount allocable to any portion of the Premises so taken or sold, and HEW&M, at its sole expense, will restore the affected portion of the Building to substantially its former condition as far as feasible, but not beyond the work done by HEW&M in originally constructing the affected portion of the Building and installing tenant improvements in the Premises. However, HEW&M need not spend more for such restoration of the Premises than the Premises' allocable share of the net compensation or damages received by HEW&M for the part of the Building taken. HEW&M will be entitled to receive all of the compensation awarded upon a taking of any part or all of the Building or Premises, including any award for any unexpired term of this Sublease and for goodwill; Subtenant may seek an award in separate proceedings for its personal property, trade fixtures and moving expenses.

     In the event of such taking or sale of the Premises or any part thereof for temporary use of not more than ninety (90) days, this Sublease shall remain unaffected and rent shall not abate, and Subtenant shall be entitled to such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that, if such taking shall remain in force at the expiration or earlier termination of this Sublease, Subtenant shall then pay to HEW&M a sum equal to the reasonable cost of performing Subtenant's obligations with respect to surrender of the Premises.

     To the extent that it is inconsistent with the provisions of this Paragraph 16, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Sublease in the event of a partial taking of the Premises.

17.  DEFAULTS AND REMEDIES.
     ---------------------

     17.1 Events of Default. The occurrence of one or more of the following
          -----------------
events shall constitute an event of default hereunder by Subtenant:

          17.1.1 Subtenant fails to make a payment within three (3) days after written notice that it is due hereunder; or

          17.1.2 Subtenant fails to comply with any other obligation under this Sublease and does not cure such failure as soon as reasonably practicable and in any event within twenty (20) days after written notice; or

          17.1.3 Subtenant attempts any Transfer (as defined in Paragraph 18) in breach of the provisions of this Sublease; or

          17.1.4 Subtenant becomes insolvent, makes a transfer in fraud of creditors or an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or files a petition under any Section or Chapter of the United States Bankruptcy Code or any similar law or statute; or an order for relief is entered with respect to Subtenant in any bankruptcy, reorganization or insolvency proceedings; or a pleading seeking such an order is not discharged or denied within sixty (60) days after its filing; or the taking of any action at the corporate or partnership level by Subtenant to authorize any of the foregoing actions on behalf of Subtenant; or a receiver or trustee is appointed for all or substantially all assets of Subtenant or of the Premises or any of Subtenant's property located thereon in any proceedings brought by Subtenant, or any receiver or trustee is appointed in any proceeding brought against Subtenant and not discharged within sixty (60) days after appointment or Subtenant does not contest such appointment; or any part of Subtenant's estate under this Sublease is taken by process of law in any action against Subtenant (but in the event that any provision of this Paragraph 17.1.4 is contrary to any applicable law, such provision shall be of no force or effect); or

     Any notice specified above shall serve as, and not be in addition to, any notice required under California Code of Civil Procedure Section 1161 or otherwise regarding unlawful detainer actions.

     17.2 Remedies. Following the occurrence and during the continuance of an
          --------
event of default, HEW&M may terminate this Sublease by notice to Subtenant, or continue this Sublease in full force and effect, and/or perform Subtenant's obligations on Subtenant's behalf and at Subtenant's expense.

          17.2.1 If and when this Sublease is so terminated, all rights of Subtenant and those claiming under it will terminate. In such event, HEW&M may immediately recover from Subtenant:

          (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

          (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

          (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; plus

          (d) Any other amount necessary to compensate HEW&M for all the detriment proximately caused by Subtenant's failure to perform Subtenant's obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom.

     As used in Subsections (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Prime Rate, plus four percent (4%) per annum (or the maximum non-usurious rate then permitted by law, whichever is lower). As used in

Subsection (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If HEW&M so elects to terminate the Sublease, until Subtenant confirms in writing that this Sublease is so terminated, HEW&M's failure to seek to relet the Premises shall not constitute a failure to seek to mitigate damages.

          17.2.2 HEW&M shall have the remedy described in California Civil Code
Section 1951.4 (HEW&M may continue this Sublease in effect after Subtenant's breach, even if Subtenant has abandoned the Premises, and enforce all of HEW&M's rights and remedies under this Sublease, including the right to recover rent as it becomes due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations).

          17.2.3 Upon an event of default or when Subtenant is no longer entitled to possession, HEW&M may enter the Premises and dispose of Subtenant's property as herein provided, and may perform Subtenant's obligations hereunder on Subtenant's behalf. Subtenant will reimburse HEW&M on demand for HEW&M's attorneys' fees and other expenses in doing so. Subtenant's obligations under this Paragraph shall survive the expiration or earlier termination of the Term of this Sublease.

     17.3 Continuing Liability. No repossession, re-entering or reletting of the
          --------------------
Premises or any part thereof by HEW&M shall relieve Subtenant of its liabilities and obligations under this Sublease.

     17.4 Remedies Cumulative. All rights and remedies of HEW&M under this
          -------------------
Sublease will be non-exclusive of and in addition to any other remedies available to HEW&M at law or in equity.

     17.5 No Waiver. HEW&M's failure to insist on strict compliance with any
          ---------
terms hereof or to exercise any right or remedy, does not waive the same. Waiver of any agreement regarding any breach does not affect any subsequent or other breach, unless so stated. A receipt by HEW&M of any rent with knowledge of the breach of any covenant or agreement contained in this Sublease shall not be a waiver of the breach, and no waiver by HEW&M of any violation or provision of this Sublease shall be effective unless expressed in writing and signed by HEW&M. Payment by Subtenant or receipt by HEW&M of a lesser amount than due under this Sublease may be applied to such of Subtenant's obligations as HEW&M elects. No endorsement or statement on any check, and no accompanying letter, shall make the same an accord and satisfaction, and HEW&M may accept any check or payment without prejudice to HEW&M's right to recover the balance of the rent or pursue any other remedy provided in this Sublease.

18.  ENCUMBRANCES, SUBLICENSING, ASSIGNMENT AND SUBLETTING. Subtenant may not
     -----------------------------------------------------
assign, transfer, sublicense or encumber this Sublease or any estate or interest herein, or permit the same to occur, or sublet or grant any right of occupancy for any part of the Premises, or permit such occupancy by any other parties other than Subtenant and Subtenant's employees, or modify or terminate any agreement providing for any of the foregoing (the foregoing collectively referred to as "Transfer").

19.  SUBORDINATION. This Sublease and all rights of Subtenant under this
     -------------
Sublease are subordinate to the Master Lease and any Deed of Trust on the Building and any modifications thereof. On termination of the Master Lease or upon a sale by foreclosure of a Deed of Trust or sale in lieu of foreclosure, Subtenant will attorn to Master Landlord or the purchaser if requested by the Master Landlord or such purchaser, and recognize the Master Landlord or the purchaser in place of HEW&M as sublessor under this Sublease, and in the absence of any such request, this Sublease shall terminate as of the date of the termination of the Master Lease. These provisions are self-operative and no further instrument is required to effect them; however, upon demand from time to time, Subtenant shall execute, acknowledge and deliver to HEW&M any instruments necessary or proper to evidence such subordination and/or attornment.

20.  ESTOPPEL CERTIFICATE. Upon HEW&M's written request from time to time,
     --------------------
Subtenant will execute and deliver to HEW&M and Master Landlord, within ten (10) days after Subtenant's receipt of HEW&M's written request, certificates, certifying: (i) the date of commencement of this Sublease; (ii) the fact that this Sublease is unmodified (except as the certificate specifies) and in full force and effect; (iii) the date to which the sums payable under this Sublease have been paid; (iv) that there are no current defaults under this Sublease by either HEW&M or Subtenant except as specified; and (v) such other matters as HEW&M requests. This certification may be relied upon by any actual or prospective mortgagee or purchaser of all or part of the Building or any interest therein or in HEW&M. Failure to so execute and deliver said certificate will be conclusive upon Subtenant (i) that this Sublease is in full force and effect, without modification except as may be represented by HEW&M, (ii) that there are no uncured defaults in HEW&M's performance, and (iii) that no more than one (1) month's rental has been paid in advance; and Subtenant irrevocably authorizes HEW&M, as Subtenant's attorney-in-fact and in Subtenant's name, to so execute and deliver said certificate.

21.  SURRENDER OF PREMISES. As soon as its right to possession ends, Subtenant
     ---------------------
will surrender the Premises to HEW&M in as good repair and condition as when Subtenant first occupied, except for reasonable wear and tear, and for damage or destruction by fire or other casualty for which Subtenant is not otherwise responsible. Subtenant will concurrently deliver to HEW&M all keys to the Premises and the Building, restore any locks which it has changed to the system which existed at the commencement of the Term and install the walls as required by Paragraph 10.2 of this

Sublease. If possession is not immediately surrendered, HEW&M may enter upon and take possession of the Premises and expel or remove Subtenant and any other person who may be occupying the Premises or any part thereof.

     21.1 Leasehold Improvements and Fixtures. At the expiration or termination
          -----------------------------------
of the Term, HEW&M may require the removal of any or all personal property and equipment from the Premises, and the restoration of the Premises to its prior condition, except for reasonable wear and tear, at Subtenant's expense. All personal property and equipment on or about the Premises, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, shall be removed from the Premises by Subtenant (if it is not in default) at the expiration or termination of the Term. All removals by Subtenant will be accomplished in a good and workmanlike manner so as not to damage any portion of the Building, and Subtenant will promptly repair and restore all damage done. If Subtenant does not so remove any property which it has the right or duty to remove, HEW&M may immediately either claim it as abandoned property, or remove, store and dispose of it in any manner HEW&M may choose, at Subtenant's cost and without liability to Subtenant or any other party.

     21.2 Holding Over. If Subtenant does not surrender the Premises as required
          ------------
and holds over after its right to possession ends, Subtenant shall become a tenant at sufferance only, at a monthly rental rate equal to one hundred fifty percent (150%) of the total rent payable in the last prior full month, or the then existing fair market rental, whichever is greater, without renewal, extension or expansion rights, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Nothing other than a fully executed written agreement of the parties creates any other relationship. Subtenant is liable for HEW&M's loss, costs and damage from such holding over, including, without limitation, those from HEW&M's delay in delivering possession to other parties. These provisions are in addition to other rights of HEW&M hereunder and as provided by law.

22.  PROFESSIONAL FEES. HEW&M shall be entitled to reasonable attorneys' fees
     -----------------
and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. In any dispute between the parties (whether or not litigated) arising hereunder or out of Subtenant's use or occupancy of the Premises, the prevailing party's reasonable costs and expenses (including fees of attorneys and experts) will be paid or reimbursed by the unsuccessful party.

23.  GENERAL PROVISIONS.
     ------------------

     23.1 Waiver. Subtenant waives any right it may now or hereafter have (i) to
          ------
redeem the Premises or to have a continuance of this Sublease after termination of the

Sublease, Subtenant's right of occupancy or the Term, (ii) for exemption of property from liability for debt or for distress for rent, or (iii) relating to delay in levy of execution in case of eviction for nonpayment of rent. The parties agree that in any litigation under this Sublease for the relationship it creates, the judge, rather than the jury, shall determine any matters of fact relating to Transfers, bankruptcy or similar matters, or to the structural or mechanical systems of the Building.

     23.2 Identification of Subtenant. If there is more than one party
          ---------------------------
constituting Subtenant, their obligations are joint and several, and HEW&M need not first proceed against any of them before proceeding against the others. If there is more than one party constituting Subtenant, any of them acts for all others in every regard with respect to this Sublease (including but not limited to any renewal, extension, expiration, termination or modification).

     23.3 Interpretation of Sublease. Subtenant acquires no rights by
          --------------------------
implication from this Sublease, and is not a beneficiary of any past, current or future agreements between HEW&M and third parties. Surrender or cancellation of the Master Lease shall not work a merger, and shall, at Master Landlord's option, result in the assignment to Master Landlord of the rights of HEW&M as sublessor under this Sublease, or result in the immediate termination of this Sublease. The delivery of keys by Subtenant to HEW&M shall not constitute a termination of this Sublease or a surrender of the Premises.

     Headings in this Sublease are for convenience only, and do not affect the meaning of the text. Unless context indicates otherwise, words of any gender or grammatical number include all genders and numbers. Where context conflicts with the definition of any term, context will control, but only for that use and related uses. If any provision of this Sublease or any application thereof is invalid, void or illegal, no other provision or application shall be affected.

     Time is of the essence of every provision of this Sublease.

     California law governs this Sublease. Neither party may record this Sublease or a copy or memorandum thereof. Submission of this Sublease to Subtenant is not an offer, and Subtenant will have no rights hereunder until each party executes a counterpart and delivers it to the other party.

     23.4 Financial Statements. Subtenant represents, warrants and covenants
          --------------------
that financial statements heretofore or hereafter furnished to HEW&M, in connection with this Sublease, are accurate and are not materially misleading. At any time during the Term, Subtenant shall, upon ten (10) days prior written notice, provide HEW&M with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, and prepared in accordance with generally accepted accounting principles and, if such is Subtenant's normal practice, audited by an independent certified public accountant.

     23.5 Payments and Notice. Any notice or document shall be considered
          -------------------
delivered whether actually received or not, on the third day after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set forth on this Sublease or at such other address as they may specify from time to time by written notice delivered in accordance with this Paragraph, or when personally delivered to that address or the Premises; except that if such day is not a business day, the notice or document will be considered delivered on the next business day. All payments required to be made by Subtenant to HEW&M are to be paid, without prior demand except as may be specified and without any setoff, deduction or counterclaim whatsoever, in legal tender of the United States of America at the address set forth on the invoice or, if no invoice is submitted or no address is set forth, at the address for notices to HEW&M set forth in this Sublease or at any other address as HEW&M may specify from time to time by written notice to Subtenant in accordance with this Paragraph. Any amounts overdue from Subtenant hereunder shall accrue interest from the date due at the Prime Rate plus four percent (4%) per annum (or the maximum non-usurious rate then permitted by law, whichever is lower). If Subtenant is late in the payment of Base Rent for two (2) consecutive months, HEW&M may require Subtenant to pay Base Rent in advance on a quarterly basis. If any check or other payment device is returned due to insufficient funds or any other reason, HEW&M may require all future payments to be made by money order or cashier's check.

     23.6 Late Charge. If any amounts due hereunder from Subtenant are not
          -----------
received by HEW&M within five (5) days after said amounts are due, Subtenant shall also pay to HEW&M a late charge of five percent (5%) of all such past due amounts, which the parties agree is a fair and reasonable estimate of the extra costs (including, without limitation, processing and accounting charges) HEW&M will incur by reason of the late payment. Acceptance of any late charge shall not constitute a waiver of Subtenant's default with respect to such overdue amount, or prevent HEW&M from exercising any of its other rights and remedies.

     23.7 Rules and Regulations. Subtenant shall comply with the Rules and
          ---------------------
Regulations of the Building.

     23.8 Negotiated Transaction. The parties mutually acknowledge that this
          ----------------------
Sublease has been negotiated at arm's length. The provisions of this Sublease shall be deemed to have been drafted by all of the parties and this Sublease shall not be interpreted or construed against any party solely by virtue of the fact that such party or its counsel was responsible for its preparation.

     23.9 Confidentiality. HEW&M and Subtenant hereby acknowledge that each
          ---------------
party owes an ethical obligation to its respective clients to preserve the confidentiality of information belonging or pertaining to such clients. In the conduct of their respective activities, each party shall respect the other party's obligations to keep discussions, work product, systems and the like confidential and shall cause its personnel to act accordingly so as to enable the other party to preserve confidentiality. Both parties agree to take steps to instruct its personnel not to use each other's desks, offices or computer systems. Subtenant agrees to execute, and to cause each of its employees located at the Premises to execute, a confidentiality agreement in the form to be provided by HEW&M, and to cause the fully executed originals thereof to be promptly provided to HEW&M for its retention.

     23.10 Integration of all Prior Agreements. This Sublease contains all of
           -----------------------------------
the agreements of the parties concerning the subject matter hereof, and supersedes any prior discussions, correspondence, agreements, representations or warranties made by the parties or any representatives of the parties, and may be amended or modified only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

HEW&M:

HELLER EHRMAN WHITE & MCAULIFFE LLP
a California limited liability partnership


By:  HELLER EHRMAN WHITE & MCAULIFFE, Inc.
     a professional corporation, Partner

     By:  /s/ Michael L. Charlson
         --------------------------------------------------
     Its:     Office Managing Shareholder
          -------------------------------------------------

SUBTENANT:

CORCEPT THERAPEUTICS INCORPORATED
a Delaware Corporation

By:  /s/ Joseph K. Belanoff
    -------------------------------------------------------
Its:     CEO
     ------------------------------------------------------